Exhibit 5.2

Opinion of B&D Law Firm regarding certain PRC law matters

B & D Law Firm

12th Floor, Building B, Posco Center, No.13 Fourth Block Wangjing
Dongyuan, Chaoyang District, Beijing 100102, P.R.C.

Tel: (86 10) 6478 9318 Fax: (86 10 ) 6478 9550

info@bdlawyer.com.cn www.bdlawyer.com.cn

June 2, 2020

To: UTime Limited

Add:   7th Floor, Building 5A

Shenzhen Software Industry Base, Nanshan District

Shenzhen 518061

People’s Republic of China

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC” which, for the purpose of this legal opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and, as such, are qualified to issue this opinion on PRC Laws (as defined below).

We act as the PRC counsel to UTime Limited (the “Company”), a company incorporated under the laws of Cayman Islands, and have been asked to render this legal opinion (this “Opinion”) with regard to the PRC laws, solely in connection with (a) the proposed initial public offering (the “Offering”) by the Company of ordinary shares of par value US$ 0.0001 per share of the Company, in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and (b) the Company’s proposed listing of the ordinary shares on the Nasdaq Capital Market.

In rendering this Opinion, we have examined, reviewed and relied on the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (collectively, the “Documents”).

Opinion of B&D Law Firm regarding certain PRC law matters

In reviewing the Documents and for the purpose of this Opinion, we have assumed:

(i)All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized to execute the same, all documents submitted to us as originals are authentic, and all Documents submitted to us as certified copies conform to the originals;

(ii)The Documents that were presented to us remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, except as otherwise indicated in such Documents;

(iii)All facts and information stated or given in such Documents are true and correct and no material information has been withheld or omitted by the Company and the PRC Group Companies as disclosed in the Registration Statement which is relevant for the purpose of issuing this Opinion. The execution and delivery of such Documents and their terms and conditions fully reflect the genuine and complete intention of all parties thereto acting in good faith;

(iv)All Governmental Agencies mentioned in the Documents have the power, right or due authorization to approve the relevant matters on which it has delivered the approvals, permits, licenses or certificates, as the case may be. All Governmental Authorizations and other official statements or documentation are obtained from a competent Government Agency by lawful means in due course;

(v)All information provided to us by the Company and the PRC Group Companies in response to our enquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and the Company and the PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(vi)The laws of any jurisdiction other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents have been complied with;

(vii)All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Governmental Agencies, and all factual statements, but not legal conclusions or statements of law, provided by the PRC Group Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct;

Opinion of B&D Law Firm regarding certain PRC law matters

(viii)Each of the parties to the Documents other than the PRC Group Companies is duly organized and validly exists in good standing under the laws of its jurisdiction of organization and/or incorporation; each of the parties, other than the PRC Group Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization.

For the purpose of rendering this Opinion, where important facts were not independently established to us, we have relied upon certificates issued by Governmental Agencies and representatives of the shareholders of the PRC Group Companies with proper authority and upon representations, made in or pursuant to the Documents.

Definitions of terms used in this Opinion are as follows:

“Governmental Agencies” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or anybody exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorizations” means all approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, endorsements, qualifications, licenses, certificates and permits required by applicable PRC Laws that should be obtained from competent Governmental Agencies.

“CSRC” means China Securities Regulatory Commission.

“M&A Rules” mean the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and was further amended on June 22, 2009.

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“PRC Subsidiary” means Shenzhen UTime Technology Consulting Co., Ltd.

“Variable Interest Entity” means United Time Technology Co., Ltd.

“PRC Group Companies” means the PRC Subsidiary, the Variable Interest Entity and Guizhou UTime Technology Co., Ltd.

“PRC Laws” means all officially published laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations, and subordinate legislation currently in force and publicly available in the PRC as of the date hereof.

Opinion of B&D Law Firm regarding certain PRC law matters

“VIE Agreements” means the agreements described under the caption “Contractual Arrangements with the VIE and its Respective Shareholders” in the section “History and Corporate Structure” in the Registration Statement.

Based upon and subject to the foregoing and the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that on the date hereof:

1.       To the best of our knowledge after due inquiry, each of the PRC Group Companies (i) has been duly incorporated and is validly existing either as a wholly foreign-owned enterprise or a domestic company with limited liability with full legal person status under the applicable PRC laws, (ii) has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus, and its business license is in full force and effect, except as disclosed in the Registration Statement. All the equity interests of each of the PRC Group Companies are legally owned by its respective shareholders.

2. The descriptions of the corporate structure of the PRC Group Companies and the VIE Agreements set forth in the “History and Corporate Structure” section of the Registration Statement are true and accurate and nothing has been omitted from such description which would make the same misleading in any material respects.

3. The M&A Rules purport, among other things, to require that an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing of securities through acquisitions of PRC domestic companies or assets, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of current PRC Laws and the interpretations and implementations thereof as of the date hereof, CSRC’s prior approval is not required under the M&A Rules for the Offering, given that: (i) CSRC has not issued any definitive rule or interpretation concerning whether offerings such as the Company’s Offering are subject to the M&A Rules; (ii) the PRC Subsidiary was incorporated as a wholly foreign-owned enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies or individuals as defined under the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. However, substantial uncertainties still exist as to how the M&A Rules will be interpreted and implemented and this Opinion summarized above maybe subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. Furthermore, there can be no assurance that the Governmental Agencies will ultimately take a view that is consistent with our Opinion stated above.

Opinion of B&D Law Firm regarding certain PRC law matters

4. Based on our understanding of the PRC Laws, (i) the ownership structure of the PRC Subsidiary and the Variable Interest Entity, both currently and immediately after giving effect to this Offering, will not result in any violation of PRC Laws; and (ii) the VIE Agreements among the PRC Subsidiary, the Variable Interest Entity and the shareholders of the Variable Interest Entity governed by PRC Laws, both currently and immediately after giving effect to this Offering, are valid, binding and enforceable, and will not result in any violation of PRC Laws, except that the pledge on the shareholder’s equity interest in the Variable Interest Entity would not be deemed validly created until it is registered with the competent Administration for Market Regulation. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws, and there can be no assurance that the Governmental Agencies will ultimately take a view that is consistent with our Opinion stated above.

5. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects.

6. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

7. All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Regulations”, “Management”, “Enforcement of Civil Liabilities”, “History and Corporate Structure” and “Taxation-People’s Republic of China Taxation”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material respects, and are fairly disclosed and correctly set forth therein, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission which will cause such statements misleading in any material respect.

Opinion of B&D Law Firm regarding certain PRC law matters

This Opinion expressed above is subject to the following qualifications:

(i)This Opinion is rendered on the basis of the PRC laws effective as of the date hereof. There is no assurance that any such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect and that any such changes, amendments or replacements may be made by the central or local legislative, administrative and judicial authorities of the PRC and may become effective immediately on promulgation.

(ii) This Opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any view on the laws of any other jurisdictions other than the PRC.

(iii)This Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(iv) This Opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Governmental Agencies will ultimately take a view that is not contrary to our Opinion stated above. The interpretation and implementation of PRC Laws, and their application to and effect on the legality, binding effect and enforceability of contracts, including the contractual arrangements among the PRC Subsidiary, the Variable Interest Entity and the shareholder of the Variable Interest Entity, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

(v) We have made no investigation of, and do not express or imply any opinion on accounting, auditing, or assets valuation either.

(vi) For factual matters that are crucial but cannot be independently verified by us, we have relied on the statement and letters made by the Governmental Agencies, the Company, any PRC Group Companies or other third parties.

Opinion of B&D Law Firm regarding certain PRC law matters

(vii) This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “History and Corporate Structure”, “Taxation”, “Regulation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ B&D Law Firm

B&D Law Firm

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